IMPERIAL HOLLY CORPORATION
                  SECOND AMENDMENT TO CREDIT AGREEMENT
                      AND FIRST AMENDMENT TO NOTES

Harris Trust and Savings Bank
Chicago, Illinois

Texas Commerce Bank National Association
Houston, Texas

The Bank of New York
New York, New York

Frost National Bank of San Antonio
San Antonio, Texas

Bank One, Colorado Springs, N.A.
Colorado Springs, Colorado

Ladies and Gentleman:

     Reference is hereby made to that certain Credit Agreement dated as of June 10, 1993, as amended by a First Amendment to Credit Agreement dated as of December 1, 1993 (said Credit Agreement as so amended is referred to herein as the "Credit Agreement") among the undersigned, IMPERIAL HOLLY CORPORATION, a Texas corporation (the "Company"), you (the "Banks") and Harris Trust and Savings, as agent for the Banks (the "Agent"). All defined terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

     The Banks extend an $80,000,000 revolving credit and competitive bid facility to the Company on the terms and conditions set forth in the Credit Agreement. The Company and the Banks now wish to amend the Credit Agreement to (i) add St. Paul Bank for Cooperatives as a Bank party thereto, (ii) increase the Banks' Commitments from $80,000,000 to $90,000,000, and (iii) amend certain other provisions of the Credit Agreement and the Notes, all in the manner set forth in this Amendment.

1. AMENDMENTS.

     Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the Credit Agreement and the Notes shall be amended as follows:

    Section 1.1. Section 1.1(c) of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:


          "(c) The respective maximum aggregate principal amounts of the Revolving Credit at any one time outstanding which each Bank by its acceptance hereof severally agrees to make available to the Company are as follows (collectively, the "Banks' Commitments" and individually, a "Bank's Commitment"):

Harris Trust and Savings Bank            $25,000,000 27.77777778%
Texas Commerce Bank National Association $25,000,000 27.77777778%
The Bank of New York                     $20,000,000 22.22222222%
The Frost National Bank of San Antonio    $7,000,000  7.77777778%
Bank One, Colorado Springs, N.A.          $3,000,000  3.33333333%
St. Paul Bank for Cooperatives           $10,000,000 11.11111111%

          TOTAL                          $90,000,000         100%

          All Loans under the Revolving Credit shall be made from each Bank in proportion to its respective Bank's Commitment as above set forth. The Company may elect that each Loan made hereunder be made available by means of a Base Rate Loan, adjusted CD Rate Loan or Eurodollar Loan, it being understood that one or more of such Loans may be outstanding at the same time. Each Loan shall be in an amount not less than $l,000,000 or such greater amount which is an integral multiple of $l,000,000."

     Section 1.2. The first sentence of Section 1.2 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

          All Loans under the Revolving Credit made by each Bank hereunder shall be evidenced by a Note of the Company substantially in the form of Exhibit A hereto (individually, a "Note" and together, the "Notes") payable to each Bank in the principal amount of $90,000,000, but the aggregate principal amount of indebtedness evidenced by such Note at any time shall be, and the same is to be determined by, the aggregate principal amount of all loans made by such Bank to the Company pursuant hereto on or prior to the date of determination less the aggregate amount of principal repayments received by or on behalf of such Bank on or prior to such date of determination."

     Section 1.3. Exhibit A to the Credit Agreement shall be amended by deleting the amount "Eighty Million Dollars
($80,000,000)" appearing therein and substituting therefor the amount "Ninety Million Dollars ($90,000,000)".

     Section 1.4. The Note of the Company to Harris Trust and Savings Bank dated June 10, 1993 is hereby amended to delete the amount "Eighty Million Dollars ($80,000,000)" appearing therein and substituting therefor the amount "Ninety Million Dollars ($90,000,000)".

     Section 1.5. The Note of the Company to Texas Commerce Bank National Association dated June 10, 1993 is hereby amended to delete the amount "Eighty Million Dollars ($80,000,000)" appearing therein and substituting therefor the amount "Ninety Million Dollars ($90,000,000)".

     Section  1.6.  The Note of the Company to The Bank Of New
York dated June 10, 1993 is hereby amended to delete the amount
"Eighty Million Dollars ($80,000,000)" appearing therein and substituting therefor the amount "Ninety Million Dollars
($90,000,000)".

     Section 1.7. The Note of the Company to Frost National Bank of San Antonio dated June 10, 1993 is hereby amended to delete the amount "Eighty Million Dollars ($80,000,000)" appearing therein and substituting therefor the amount "Ninety Million Dollars ($90,000,000)".

     Section 1.8. The Note of the Company to Bank One, Colorado Springs, N.A. dated June 10, 1993 is hereby amended to delete the amount "Eighty Million Dollars ($80,000,000)" appearing therein and substituting therefor the amount "Ninety Million Dollars ($90,000,000)".

     Section  1.9.  Each Bank (other than St. Paul Bank for
Cooperatives) shall place the following legend on its Note:

          "This Note has been amended pursuant to the terms of a Second Amendment to Credit Agreement and First Amendment to Notes dated as of March 4, 1994 between the Company, Harris Trust and Savings Bank, as Agent and the Banks named therein, including a change in the principal amount hereof, to which Amendment reference is hereby made for a statement of the terms thereof."

2. CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all the following conditions precedent:

     Section 2.1. The Company and the Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

     Section 2.2. The Company shall have executed and delivered to St. Paul Bank for Cooperatives a Note payable to St. Paul Bank for Cooperatives in the face principal amount of $90,000,000 substantially in the form of Exhibit A to the Credit Agreement. From and after the date on which the other conditions precedent to the effectiveness hereof are satisfied, such Note shall evidence all of the Company's indebtedness to the holder thereof under the Credit Agreement, as amended hereby, and all references in the Credit Agreement to the Notes or any Note shall include the note delivered pursuant hereto.

     Section 2.3. The Company shall have irrevocably authorized and directed St. Paul Bank for Cooperatives to disburse directly to each of the other Banks such amount as is necessary to ensure that the amount outstanding under each respective Bank's Bank's Commitment under the Credit Agreement as amended hereby, is equal its pro rata share of the aggregate principal amount outstanding under the Revolving Credit as of the date hereof, and St. Paul Bank for Cooperatives shall have made such disbursement.

     Section 2.4. Each of the representations and warranties set forth in Section 6 of the Credit Agreement shall be true and correct.

     Section 2.5. The Company shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

     Section 2.6. All legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Banks.

3. MISCELLANEOUS.

     Section  3.1.  Upon making such disbursements described in
Section 2.3 above, St. Paul Bank for Cooperatives shall become a party to the Credit Agreement as amended hereby and shall have all of the rights and obligations of a "Bank" thereunder.

     Section 3.2. Except as specifically amended herein the Credit Agreement and the Notes shall continue in full force and effect in accordance with their respective original. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement or the Notes being sufficient to refer to the Credit Agreement and the Notes as amended hereby.

     Section 3.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

Dated as of March 4, 1994.

                                   IMPERIAL HOLLY CORPORATION

                                   By________________________

                                     Its_____________________

Accepted as of the date last written above.

                                   HARRIS TRUST AND SAVINGS BANK,

                                   By_______________________

                                     Its Vice President

                                   TEXAS COMMERCE BANK NATIONAL

                                   By_________________________

                                     Its______________________


                                   THE BANK OF NEW YORK

                                   By______________________

                                     Its___________________


                                   FROST NATIONAL BANK OF
                                    SAN ANTONIO

                                   By______________________

                                     Its___________________


                                   BANK ONE, COLORADO
                                    SPRINGS, N.A.

                                   By______________________

                                     Its___________________



                                   ST. PAUL BANK FOR COOPERATIVES

                                   By______________________

                                     Its___________________


                         Address:  375 Jackson Street
                                   St. Paul, Minnesota 55101-1849
                                   Attention:___________________

                         Eurodollar Lending Office:

                              _________________________

                              _________________________

                              _________________________

                       IMPERIAL HOLLY CORPORATION

                                  NOTE

                                                  March 4, 1994

     FOR VALUE RECEIVED, the undersigned, IMPERIAL HOLLY CORPORATION, a Texas Corporation (the "Company") promises to pay to ST. PAUL BANK FOR COOPERATIVES (the "Bank") at the principal office of Harris Trust and Savings Bank (the "Agent") in Chicago, Illinois the principal sum of Ninety Million Dollars ($90,000.000) or, if less, the aggregate unpaid principal amount of all Loans and Competitive Advances made by the Bank to the Company under the Revolving Credit and the Competitive Bid Facility provided for under the Credit Agreement hereinafter mentioned and with each such Loan and Competitive Advance to mature and become payable on the last day of the Interest Period or Competitive Bid Interest Period applicable thereto, but in no event later than the Termination Date (as defined in the Credit Agreement hereinafter referred to) as the same may be extended from time to time in accordance with said Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

     The Bank shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount of each Loan made under the Revolving Credit, whether the Loan is a Base rate Loan adjusted CD Rate Loan or Eurodollar Loan, and each Competitive Advance made under the Competitive Bid Facility, all payments of principle and interest and the principal balance from time to time outstanding and, in the case of any Fixed Rate Loan or Competitive Advance, the interest rate and the Interest Period applicable thereto: provided that prior to the transfer of this Note all such amounts shall be recorded on the schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Bank to record any of the foregoing shall not limit or otherwise effect the obligation of the Company to repay all Loans and Competitive Advances made under the Revolving Credit and the Competitive Bid Facility, together with accrued interest thereon.

     This Note is one of the Notes referred to in and issued under that certain Credit Agreement dated as of June 10, 1993, between the Company, Harris Trust and Savings Bank, as Agent, and the Banks named therein, as amended (the "Credit Agreement"), and the Company, this Note and the holder hereof are entitled to all of the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

     Prepayments may be made on any Loan evidenced hereby, and this Note, and the Loans and Competitive Advances evidenced hereby may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement.

     All agreements between the Company, the Agent (as defined in the Credit Agreement) and each of the Banks (as defined in the Credit Agreement), whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of any of the indebtedness hereunder or otherwise, shall the amount contracted for, charged, received, reserved, paid or agreed to be paid to the Agent of each Bank for the use, forbearance, or detention of the funds advanced hereunder or otherwise, or for the performance or payment of any covenant or obligation contained in any document executed in connection herewith (all such documents being hereinafter collectively referred to as the "Credit Documents"), exceed the highest lawful rate permissible under applicable law (the "Highest Lawful Rate"), it being the intent of the Company, the Agent and each of the Banks in the execution hereof and of the Credit Documents to contract in strict accordance with applicable usury laws. If, as a result of any circumstances whatsoever, fulfillment by the Company of any provisions hereof or of any of such documents, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by applicable usury law or result in the Agent or Bank having or being deemed to have contracted for, charged, reserved or received interest (or amount deemed to be interest) in excess of the maximum, lawful rate or amount of interest allowed by applicable law to be so contracted for, charged, reserved or received by the Agent or such Bank, then, ipso facto, the obligation to be fulfilled by the Company shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent or such Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be refunded to the Company or, to the extent (i) permitted by applicable law and (ii) such excessive interest does not exceed the unpaid principal balance of the Notes (as defined in the Credit Agreement) and the amounts owing on other obligations of the Company to the Agent or any Bank under any Loan Document (as defined in the Credit Agreement) applied to the reduction of the principal amount owing on account of the Notes or the amounts owing on the other obligations of the Company to the Agent or any Bank under any Loan Document and not to the payment of interest. All interest paid or agreed to be paid to the Agent or any Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period of the indebtedness hereunder until payment in full of the principal of the indebtedness hereunder (including the period of any renewal or extension thereof) so that the interest on account of the indebtedness hereunder for such full period shall not exceed the highest amount permitted by applicable law. This paragraph shall control all agreements between the Company, the Agent and the Banks.

     The undersigned hereby waives presentment for payment and demand.

IT IS AGREED THAT THIS NOTE AND THE RlGHTS AND REMEDIES OF THE
HOLDER HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED
BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                                   IMPERIAL HOLLY CORPORATION

                                    By______________________

                                      Its___________________